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                                                                    EXHIBIT 10.2






                                  July 1, 2002

VIA TELECOPIER AND VIA OVERNIGHT COURIER

Jacobson Stoes Inc.
3333 Sargent Road
Jackson, Michigan 49201

Attention:        Chief Financial Officer

Ladies and Gentlemen:

         We refer to that certain Debtor in Possession Loan and Security Agreement, dated as of January 30, 2002 (as amended and in effect from time to time, the "Credit Agreement"), by and among Jacobson Stores Inc., Jacobson Credit Corp., Jacobson Stores Realty Company (collectively the "Borrowers"), Fleet Retail Finance Inc. and the other lending institutions set forth on
Schedule 1 thereto (collectively, the "Lenders"), and Fleet Retail Finance Inc., in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms which are used in this letter without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         The Borrowers have informed the Administrative Agent and the Lenders that the Borrowers have failed to comply with the financial covenant contained in ss.6:6-11 of the Credit Agreement during Fiscal, May 2002. As you are aware, such failure to comply constitutes an Event of Default under ss.11 of the Credit Agreement.

         As you know, it is a condition to the Lenders' obligation to make any Revolving Credit Loans and the Issuer's obligation to issue, extend or renew any L/C that no Default or Event of Default exists under the Credit Agreement. As you are aware, since certain Events of Default do exist, the Lenders have no obligation to make any Revolving Credit Loans to the Borrowers and the Issuer has no obligation to issue, extend or renew any L/C for the account of the Borrowers. From and after the occurrence of such Events of Default, the Lenders and the Administrative Agent may, in their sole and absolute discretion, from time to time continue to make Revolving Credit Loans to, and/or issue, extend or renew L/Cs for the account of, the Borrowers, notwithstanding such Events of Default. The making of such Revolving Credit Loans and the issuance, extension or renewal of L/Cs (a) shall be done on a discretionary basis, and the decision as to whether to make any Revolving Credit Loan, or issue, extend or renew any L/Cs at the time the Borrowers may request a Revolving Credit Loan or L/C will be at the sole and absolute discretion of the Lenders and the Administrative Agent, (b) will not in any manner constitute a waiver of the conditions of ss.2:2-5 of the Credit Agreement or the Borrowers being then InDefault or an Event of Default now existing or hereafter arising and (c) will not otherwise prejudice in

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any manner the Lenders', the Issuer's or the Administrative Agent's rights to take any and all actions permitted under the Credit Agreement, the Borrowing Orders, or any of the other Loans Documents as a result of the Borrowers being InDefault or any Events of Default continuing under the Credit Agreement. Any Revolving Credit Loans made or L/C issued, renewed or extended shall constitute Liabilities under the Credit Agreement and the other Loan Documents.

         In addition, as a result of the Event of Default under the Credit Agreement, interest on the Liabilities under the Credit Agreement shall bear interest at the default rate of interest in accordance with ss.2:2-12 of the Credit Agreement commencing June 1, 2002.

         The Administrative Agent, on behalf of itself, and the Lenders and the Issuer, hereby expressly reserves all of the Issuer's, the Lenders' and the Administrative Agent's rights and remedies under the Credit Agreement, the Borrowing Orders and the other related Loan Documents and applicable law in respect of any and all Events of Default or the Borrowers being InDefault under the Credit Agreement, the Borrowing Orders and the other Loan Documents. The failure of any Lender or the Administrative Agent to exercise any right or remedy shall not constitute a waiver of that or any other right or remedy.

                              Very truly yours,

                              FLEET RETAIL FINANCE, INC., as
                              Administrative Agent



                              By: /s/ James J. Ward
                                 ------------------
                                 Title: Director

cc:  Jacobson Bank Group
     Robert A.J. Barry, Esq.
     Robert J. Krueger, Esq.